Exhibit 11.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 27, 2025, in the Regulation A Offering Circular (Form 1-A) of Bio-Path Holdings, Inc.

/s/ Ernst & Young LLP

Houston, Texas
April 11, 2025